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                                EXHIBIT 10.33.2
                    ALLONGE TO PROMISSORY NOTE (YEAR 2000)


This Allonge to Promissory Note (Year 2000) is effective as of January 19, 2001, between Silver Diner, Inc. (the "Borrower") and Branch Banking and Trust Company (the "Bank").

The Borrower and the Bank hereby acknowledge and agree that (a) the principal balance of the Promissory Note (Year 2000) dated May 10, 2000 (the "Year 2000 Note") given by the Borrower to the Bank in connection with the Amended and Restated Loan Agreement dated May 10, 2000 between the Bank, the Borrower and the other Borrower Parties (defined therein), is the sum of One Million and No/100 Dollars ($1,000,000), which is the amount that was advanced by the Bank to the Borrower under the Year 2000 Note, and (b) all interest and other amounts due and payable under the Year 2000 Note (excluding principal, no installment of which is due and payable until January 1, 2002) have been paid in full by the Borrower to the Bank through January 19, 2001.

In witness whereof, the Borrower and the Bank have caused this Allonge to Promissory Note (Year 2000) to be executed under seal.



ATTEST:____________________           Silver Diner, Inc. a Delaware corporation


     [SEAL]
                                      By: ______________________________
                                          Robert T. Giaimo, President



ATTEST:____________________           Branch Banking and Trust Company



     [SEAL]                           By: ______________________________
                                          Gloria M. Reyes, Vice President